Exhibit 10.14(a)

                                                                  Execution Copy


                   AMENDED AND RESTATED SPLIT DOLLAR AGREEMENT

                          Nationwide Life Insurance Co.

                      Life Insurance Policy No. N100136450

        AGREEMENT made as of the 21st day of February, 1996, and amended and restated as of this 18th day of May, 1999 by and among Eastern Bank, Lynn, Massachusetts, Trustee of the Ipswich Irrevocable Insurance Trust (the "Trust"), David L. Grey of Wenham, Massachusetts (the "Employee"), and Ipswich Savings Bank, Ipswich, Massachusetts (the "Employer" or the "Bank").

        WHEREAS, the Employee has established a life insurance program for the benefit and protection of his family under Policy No. N100136450 (the "Policy") issued by Nationwide Life Insurance Company, of Columbus, Ohio (the "Insurer"); and

        WHEREAS, the Employer wishes to continue to help the Employee provide such insurance for the benefit and protection of his family by contributing to the Trust each year, until the obligations to make such payments terminate in accordance with Section 2.1 of this Agreement, $60,000 to pay the premiums under the Policy; and

        WHEREAS, the Employee is and will continue to be the sole owner of the Policy, and has assigned the Policy to the Trust for the purpose of providing security for the repayment, under certain circumstances, of the "Secured
Obligations" (as such term is defined in that certain Amended and Restated Assignment of Life Insurance Policy as Collateral, as amended and restated as of the date hereof (the "Collateral Assignment")); and

        WHEREAS, it is the desire of the parties to define the extent of the Bank's obligations to fund the Trust and of the Trust's interest in the cash surrender value and death proceeds of the Policy;

        NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the parties hereto as follows:

                                    Article I

                               Ownership of Policy

      1.1 The Policy is the exclusive property of the Employee, who may exercise all rights of ownership with respect to his interest therein, subject to the security interest of the Trust as expressed in this Agreement or in the Collateral Assignment of the Policy to the Trust and to any death benefit which may become due to the Trust.

                                   Article II

                               Payment of Premiums

       2.1 Until December 31, 2020 (or until the earlier of (x) the date on which the Employer shall have fully funded the Trust as provided in Section 9.2, and (y) such date as this Agreement is earlier terminated as provided in Article
VII), the Employer shall, at least twenty days before each anniversary date of the Policy, contribute to the Trust $60,000 so as to enable the Trust to pay such amount as the annual premium under the terms of the Policy.

        2.2 To the extent that it receives contributions from the Employer pursuant to Section 2.1 or Section 9.2, the Trust shall, before the same become due, pay the $60,000 annual premiums under the Policy until this Agreement has been terminated as provided in Article VII. If requested, the Trust shall provide proof to the Employee of the timely payment of each premium.

                                   Article III

                              Collateral Assignment

        3.1 To secure the repayment to the Trust of the Secured Obligations under certain circumstances, the Employee has contemporaneously with the execution of this Agreement assigned the Policy to the Trust as collateral, by means of the form of Collateral Assignment attached to this Agreement as
Schedule 1. The Collateral Assignment shall not be altered, terminated or amended by Employee without the express written consent of the Trust and the Bank. The parties agree to take all action necessary to cause such assignment to conform to the provisions of this Agreement.

                                   Article IV

                                Rights in Policy

        4.1 The Trust shall have no right to borrow against the Policy.

        4.2 The Employee, in recognition of the defined contribution provisions of this Agreement and the variable nature of the death benefits, retains the express right to allocate the aggregate account value to particular investment vehicles.

        4.3 The Employee shall have the right to exchange the Policy for such other policies and/or insurers that he deems appropriate based upon the investment performance or financial condition of the Insurer, subject to the approval of the Trust, which approval shall not unreasonably be denied. The Employer shall have the right to approve any amendment to or exchange of the Policy proposed by the Employee, but only to the extent that such amendment or exchange materially increases the annual premium for such Policy. Action by the Employee or the Trust to change the Policy and/or insurer pursuant to this
Section 4.3 shall not otherwise alter the respective rights and responsibilities of the parties set forth in this Agreement.

        4.4 Neither the Trust nor the Employer shall have any responsibility for a shortfall in the projected total return on the paid-in premiums available to provide the death benefit under the Policy.

        4.5 Neither the Trust nor the Employer shall take any action that might endanger the interest of the Employee in the Policy. The Employee shall not take any action that might endanger the interest of the Trust in the Policy.

        4.6 The Employee retains all other rights in the Policy not specifically assigned to the Trust including, but not limited to, the following rights:

            (a) The right to surrender the Policy as set forth in Paragraph 4 of the Collateral Assignment.

            (b) The right to change the beneficiary of the Policy, to the extent of his interest in such Policy.

            (c) The right to select optional methods of settlement with regard to the death benefit provided in PART TWO of Section 6.1.

            (d) The right to borrow against the Policy (subject to the limitations contained in the Collateral Assignment).

            (e) All other rights contained in the Policy, to the extent the exercise of such rights does not adversely affect the Trust's interest in the Policy.

                                    Article V
                         Payment of Cash Surrender Value

        5.1 In the event  this  Agreement  is  terminated  pursuant  to  Section
7.1 (a)  (appointment  of a conservator or receiver for the Employer) or Section
7.1 (b) (surrender of policy by Employee), the Trust shall have the unqualified right to receive from the Insurer a sum (the "Premium Reimbursement") which is equal to the lesser of (a) the then cash surrender value as defined in the Policy or (b) the aggregate unreimbursed amount of (1) premium payments paid by the Employer to the Trust for payment of premiums under the Policy pursuant to
Section 2.1 and (2) any amounts paid by the Employer to fund the Trust as provided in Section 9.2. This amount shall be established in a written statement to the Insurer by the Trust, and the Insurer shall have the right, without liability to the Employee or his beneficiary or beneficiaries of the Policy, to rely exclusively upon such statement. The Trustee shall, upon receiving such sum, release the Collateral Assignment of the Policy and (after deducting its appropriate fees and expenses) pay the remaining amounts in the Trust to or upon the direction of the Employee.

        5.2 Except as otherwise provided in Sections 5.3 or 9.1 hereof, upon termination of this Agreement pursuant to Section 7.1 (c) (retirement or termination of employment of Employee), the Trustee shall have the unqualified right to receive from the Insurer the following proportion of the Premium Reimbursement if such termination occurs during the designated calendar year:

    Calendar Year                                       Proportion of Premium
       Period                                              Reimbursement
       1996                                                     80%
       1997                                                     60%
       1998                                                     40%
       1999                                                     20%
       2000 and after                                          None

The Trustee shall, upon receiving such proportion, if any, release the Collateral Assignment of the Policy and (after deducting its appropriate fees and expenses) pay the remaining amounts in the Trust to or upon the direction of the Employee.

        5.3 In the event that this Agreement shall terminate pursuant to Section
7.1 (c) because the Employer shall have terminated the Employee's employment for "cause" (as hereinafter defined), the Trustee shall have the unqualified right to receive from the Insurer 100% of the Premium Reimbursement, notwithstanding any provisions of Section 5.2 to the contrary. The Trustee shall, upon receiving such proportion, release the Collateral Assignment of the Policy and (after deducting its appropriate fees and expenses) pay the remaining amounts in the Trust to or upon the direction of the Employee. For purposes of this Agreement, Employee's employment shall have been terminated for "cause" if, and only if, such employment shall have been terminated as a result of Employee's deliberate dishonesty with respect to the Employer that results in his conviction of a crime. The decision to terminate the Employee for "cause" as defined herein shall require a vote of the majority of the Executive Committee and a majority of the Board of Directors of the Employer. It is understood that the benefits under this Agreement are being provided to the Employee as a substitute for (and not as a supplement to) a qualified pension plan. Accordingly, but for the specific "cause" exceptions set forth above, which are to be construed narrowly, it is the parties' intention that the Employee's rights in the benefits provided hereunder be inviolate to the same extent as would be pension benefits under a pension plan qualified under ERISA.

        If this Section 5.3 is applicable, the Employer shall certify (the "Employer's Certification") to the Trustee and the Insurer that the Employee's employment was terminated for cause (with specific details as to the basis for its determination that "cause" existed), and shall send a copy of such Employer's Certification to the Employee by certified mail, return receipt requested. Unless the Trustee shall have received, within 15 days after its receipt of the Employer's Certification, a notice from the Employee, executed under the pains and penalties of perjury, to the effect that no basis for a determination of "cause" existed (the "Employee Notice"), the Trustee and the Insurer shall have the right, without liability to the Employee or his beneficiary or beneficiaries of the Policy, to rely exclusively upon the Employer's certification. If the Trustee receives an Employee Notice, the determination of whether "cause" existed shall be submitted to arbitration in accordance with Section 12.4 hereof.

                                   Article VI
                            Payment of Death Benefit

        6.1 In the event of the death of the Employee while the Policy and this Agreement are in force, the proceeds of the Policy shall be divided into two parts and paid as follows:

            PART ONE: To the Trust, a sum, if any, equal to the proportion of the Premium Reimbursement which the Trust would then have the right to receive under Section 5.2 hereof.

            PART TWO: To the designated beneficiaries of the Employee, the remaining proceeds of the Policy.

                                   Article VII
                            Termination of Agreement

        7.1   This Agreement shall terminate:

            (a) Upon the appointment of a Conservator or Receiver of the assets of Employer by the Massachusetts Commissioner of Banks or by the Federal Deposit Insurance Corporation.

            (b) Upon a surrender of the Policy by the Employee, provided, however, that a surrender of the Policy in connection with the issuance of a replacement or exchange policy pursuant to Section 4.3 shall not be deemed to be a surrender of the Policy for purposes of this Section 7.1 (b).

            (c) Upon the retirement of the Employee or the earlier termination of his employment by the Employer under circumstances not described in Sections
7.1 (a) or 7.1(b) , provided, however, that if there shall have occurred a Change in Control the termination of the Employee's employment shall not cause a termination of this Agreement and this Agreement shall not terminate until the Employee attains the age of 65 (or such earlier date as this Agreement may be terminated pursuant to Section 5.3 or this Article VII).

            (d) Upon the death of the Employee.

                                  Article VIII
                        Termination of Trust's Obligation

        8.1 Neither the Employer nor the Trust shall have any further obligation to make contributions or to pay premiums under Article II in the event of termination of this Agreement, it being understood that this Agreement shall not terminate, and the Trust's obligation to pay premiums under Article II shall continue (following the funding of the Trust pursuant to Section 9.2), notwithstanding termination of Employee's employment following a Change in Control.

                                   Article IX
                                Change in Control

        9.1 Upon the  occurrence  of a Change in Control  (as defined in Section
9.3 below), the Trustee's right to receive a proportion of the Premium Reimbursement pursuant to Section 5.2 shall immediately terminate. In such a circumstance, the Collateral Assignment of the Policy shall remain in effect until the Employee attains the age of 65 (or such earlier date as this Agreement may be terminated pursuant to Article VII) in order to secure the Employer's rights under Sections 5.1 and 5.3, but within 15 days after the Employee's 65th birthday the Trustee shall release the Collateral Assignment and (after deducting its appropriate fees and expenses) pay the remaining amounts, if any, in the Trust to or upon the direction of the Employee.

        9.2 Upon the occurrence of a Change in Control (as defined below) the Employer or its successor shall, as soon as possible, but in no event later than 15 days following such Change in Control, make an irrevocable contribution to the Trust in an amount equal to the discounted value of future premiums under the Policy from the date of the Change in Control until December 31, 2020, as determined by an actuary or other consultant employed by the Trust. The Trust, with the consent of the Executive, shall apply the full amount of such contribution toward the purchase of one or more annuities (collectively, the "Annuity") from one or more legal reserve life insurance companies with a Standard & Poor rating of AA or better or the equivalent (collectively, the "Annuity Issuer").

Such Annuity shall provide for the payment of the annual Policy premium pursuant to Section 2.1, commencing on the Policy anniversary next following the purchase of the Annuity and ending on the Policy anniversary next following the Employee's attainment of age sixty-four (64), whether or not the Employee continues to be employed by the Employer. The Annuity may provide for the Annuity Issuer to pay the premiums directly to the issuer of the Policy, or, if appropriate, to the Trustee, which shall then pay the premiums to the issuer of the Policy as set forth in Section 2.2 above.

        The Employer or its successor shall also, at the same time as it makes the contribution to the Trust under the preceding paragraph, make a further irrevocable contribution to the Trust in an amount sufficient to pay for the Trustee's fees and for actuarial, accounting, legal and other professional or administrative services necessary to implement the terms of this Agreement following a Change in Control. Such amount shall be determined by the Trustee's estimate of its fees (as provided in the Trust Agreement) and by estimates obtained by the Trustee from the independent actuaries, accountants, lawyers and other appropriate professional and administrative personnel who provided such services to the Trust or the Employer immediately before the Change in Control. After making the irrevocable contributions required by this Section 9.2, the Employer's only remaining obligation shall be to make further contributions under this Section 9.2 to the extent that at any time the Trustee determines that amounts contributed by the Employer pursuant to this Section 9.2 are not sufficient to pay all premiums, fees and expenses as required by this Section
9.2 .

        9.3 For the purposes of this Agreement "Change in Control" shall have the meaning defined in that certain Employment Agreement made as of the 18th day of June, 1997, as further amended and restated as of the 18th day of May, 1999, by and between the Bank and the Employee, as such Employment Agreement was in effect on such date (the "Employment Agreement").

        9.4 The stockholders of the Employer have approved a reorganization ("Holding Company Reorganization") which, if consummated, would result in the Employer becoming a wholly-owned subsidiary of Ipswich Bancshares, Inc., a holding company formed by the Employer (the "Holding Company"). If the Holding Company Reorganization or any similar reorganization should be consummated, the stockholders of the Employer immediately prior to the reorganization (other than those exercising dissenters' rights) would become all of the stockholders of the Holding Company immediately after the reorganization, and the Employer would become a wholly-owned subsidiary of the Holding Company. The Employee understands and agrees that under no circumstances will any such reorganization constitute a Change in Control for purposes of this Agreement or for any other purpose. From and after a Holding Company Reorganization, the term "Employer" as used in this Article IX shall include both the Bank and the Holding Company.

                                    Article X
                               Exchange of Policy

        10.1 In the event the Trust elects or is required to exchange the Policy under Section , the Employee shall execute any forms necessary or appropriate to effect such exchange including, without limitation, the surrender of the Policy, the transfer of proceeds to the new insurer and the execution of a new Split Dollar Agreement and Collateral Assignment. Such exchange shall qualify under
Section 1035 of the Internal Revenue Code or successor provisions of similar import.

                                   Article XI
                             Obligations of Insurer

        11.1 Any payments made or action taken by the Insurer in accordance with the provisions of the Policy and the Collateral Assignment of the Policy shall fully discharge it from all claims, suits, and demands of all persons whatsoever.

                                   Article XII
                                  Miscellaneous

        12.1 This Agreement shall be binding upon the parties hereto, their heirs, legal representative, successors and assigns.

        12.2 This Agreement and the Collateral Assignment embody all agreements made with respect to the Policy, and no change, alteration, or modification may be made except in writing signed by all parties hereto.

        12.3 This Agreement shall be governed by, and construed in accordance with the provisions of, the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

        12.4 Any dispute, controversy or claim with respect to any party's performance under this Agreement shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by a single arbitrator who shall be selected by the American Arbitration Association in Boston, Massachusetts. Such arbitration shall be conducted in the City of Boston in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Punitive damages shall not awarded. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                                      * * *

        IN WITNESS WHEREOF, the parties hereto have set their hand and seals on the day and year first above written.

                         EASTERN BANK, Trustee

                         By: _____________________
                         Its _____________________

                         ---------------------
                         David L. Grey, Employee

                         IPSWICH SAVINGS BANK, Employer

                         By: _____________________
                         Its _____________________